UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☒ Soliciting Material Pursuant to Section §240.14a-12

RAND LOGISTICS, INC.
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(Name of Registrant as Specified in its Charter)
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RAND LOGISTICS, INC.

RAND LOGISTICS, INC. 500 FIFTH AVENUE 50TH FLOOR NEW YORK, NEW YORK 10110 Telephone: (212) 644-3450 Facsimile: (212) 644-6262

August 12, 2013

To the Stockholders of Rand Logistics, Inc. (the “Company”):

As the Company disclosed in its Preliminary Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2013, on July 9, 2013, the Company received a letter from Jonathan Evans, the Chief Investment Officer of JWest, LLC, a private investment firm in Carmel, Indiana, in which Mr. Evans purported to nominate Sean O’Connor for election to the Company’s Board of Directors at the Company’s 2013 annual meeting of stockholders to be held on September 24, 2013 (the “Annual Meeting”).

Following the filing of the Preliminary Proxy Statement, the Company become aware of the fact that Mr. Evans was not included on the Company’s list of stockholders of record as of July 26, 2013, the record date for the Annual Meeting, as maintained by the Company’s transfer agent, Continental Stock Transfer & Trust Company.  Article III, Section 3 of the Company’s Second and Amended Restated Bylaws permits only record holders of the Company’s capital stock to nominate individuals for election to the Board of Directors.  Accordingly, Mr. Evans’ nomination of Sean O’Connor to the Board of Directors is invalid, and Mr. O’Connor therefore is not eligible for election to the Board of Directors at the Annual Meeting.

As a result of such defective nomination, the Company’s nomination of Scott Bravener and Michael D. Lundin to serve as Class I directors will be uncontested at the Annual Meeting.  The Company intends to file a Definitive Proxy Statement with respect to the Annual Meeting on or about August 14, 2013.

We appreciate your continued support of the Company.

Sincerely yours,

/s/ Laurence S. Levy

Laurence S. Levy
Executive Chairman of the Board of Directors

Important Additional Information

Rand Logistics, Inc., its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Annual Meeting. The Company intends to file a proxy statement and form of proxy with the SEC in connection with any such solicitation of proxies from the Company’s stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in the Company’s stock is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.randlogisticsinic.com) in the section “Investors” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the Annual Meeting and its Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended March 31, 2013.  Stockholders will be able to obtain the definitive proxy statement and any other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge through the Company’s website (www.randlogisticsinic.com) in the section “Investors”.